                                                                    EXHIBIT 99.1



                                          Contacts:  Chris Tofalli
                                                     Broadgate Consultants, Inc.
                                                     212-232-2226

                                                     William S. Creekmuir
                                                     Simmons Company
                                                     770-673-2625


FOR IMMEDIATE RELEASE


                        SIMMONS BEDDING COMPANY ANNOUNCES
                             SECOND QUARTER RESULTS

                 OPERATING EARNINGS INCREASE ON INCREASED SALES;
                   B. JOSEPH MESSNER JOINS BOARD OF DIRECTORS

ATLANTA, August 10, 2004 - Simmons Bedding Company, a leading manufacturer of premium branded bedding products, today announced its operating results for the second quarter ended June 26, 2004, posting increased net income on increased second quarter sales.

For the second quarter of 2004, net sales increased 1.3% to $201.8 million, as compared to $199.3 million in the same period one year ago. Wholesale bedding net sales increased 2.0% to $187.7 million in the second quarter. In comparison to the prior year, Simmons' wholesale bedding average unit selling price in the second quarter increased 4.8% while wholesale bedding unit shipments decreased 1.3%. The Company's retail store net sales in the second quarter of 2004 decreased $4.2 million, or 17.9%, to $19.2 million from $23.4 million in the second quarter of 2003, due to the sale of the Company's Mattress Gallery retail operations on May 1, 2004.

The Company had net income of $6.0 million in the second quarter of 2004 compared to $3.5 million in the same period one year ago. The increase in net income was due principally to a 60% increase in operating income, offset in part by increased interest expense that resulted from the December 19, 2003 acquisition of Simmons by affiliates of Thomas H. Lee Partners ("THL"). Adjusted EBITDA for the second quarter of 2004 decreased by $1.3 million, or 4.2%, to $28.9 million from $30.2 million in the second quarter of 2003.

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Simmons' Chairman and Chief Executive Officer, Charlie Eitel, said, "We are very pleased with our second quarter results when considering the timing of this year's fiscal quarter end in relation to the fourth of July holiday and in comparison to the prior year second quarter, during which we had a significantly higher growth rate as compared to the industry. During the quarter we achieved record sales, opened a new manufacturing facility in Hazleton, Pennsylvania, continued construction on another new facility in Waycross, Georgia which began production earlier this week, finalized the sale of our Mattress Gallery retail operations, and increased our operating cash flows."

For the first six months of 2004, net sales increased 10.2% to $425.1 million, as compared to $385.9 million in the same period one year ago. Wholesale bedding net sales increased 10.9% to $394.8 million for the first six months of 2004. Simmons' wholesale bedding unit shipments and wholesale bedding average unit selling price increased 3.5% and 7.1%, respectively, in the first six months of 2004 versus the prior year. The Company's retail store net sales in the first six months of 2004 decreased $1.3 million, or 2.9%, to $44.3 million from $45.7 million in the first six months of 2003.

The Company had net income of $9.9 million in the first six months of 2004 compared to $11.0 million in the same period one year ago. The decrease in net income was due principally to increased interest expense, intangible amortization expense, and non-recurring expenses, all of which are related to the December 19, 2003 acquisition of Simmons by THL. Adjusted EBITDA for the first six months of 2004 increased by $6.9 million, or 11.7 %, to $66.2 million from $59.3 million in the first six months of 2003.

Mr. Eitel added, "While our operating earnings and net income in the second quarter of 2004 improved compared to a year ago, our results were negatively impacted by increases in the cost of raw materials, primarily steel, wood and foam; increased fuel costs; non-recurring costs associated with the closing of one manufacturing facility; and start-up costs for our two new manufacturing facilities. We expect these new facilities to generate cost savings for us by the end of 2004."

Net debt (total debt less cash) totaled $728.2 million as of June 26, 2004, a decline of $28.9 million during the second quarter. For the first six months of 2004, net debt decreased by $38.4 million as a result of increased cash flow from operations.

Mr. Eitel also stated, "We are pleased to announce that B. Joseph Messner has joined the Board of Directors of Simmons as the Company's fourth independent director. Joe is a seasoned chief executive who is currently CEO of Bushnell Performance Optics, developer and marketer of Bushnell,

Tasco, Bolle and Serengeti brands of sports optics. Prior to being named CEO of Bushnell Performance Optics, Mr. Messner was President and CEO of First Alert, Inc., a leading manufacturer and marketer of residential safety products. The Simmons management team welcomes the counsel Joe brings to our Board."

The Board of Directors also includes independent directors David A. Jones, Chairman and Chief Executive Officer of Rayovac Corporation, and Albert L. Prillaman, Chairman of Stanley Furniture Company, Inc., both of whom were elected to the Board in connection with THL's purchase of Simmons in December 2003, and William P. Carmichael, Chairman of the Nations Funds (Bank of America advised mutual funds), who was elected in May of this year.

The Company also announced that to enhance the balance of independent directors on the Simmons Board, Robert W. Hellyer and William S. Creekmuir, President and Executive Vice President and Chief Financial Officer of the Company, respectively, had relinquished their Board positions.

Mr. Eitel concluded, "We are very pleased with our financial performance for the first six months of 2004, and are excited about our new product lines which will be introduced in October at the International Home Furnishings Market, and the acquisition of the crib mattress business of Simmons Juvenile Products Company, Inc. which we anticipate will be finalized during the third quarter. And while we are encouraged by industry sales in recent months, as reported by the International Sleep Products Association, and our own sales to date for our third quarter, there is some concern about the impact of rising raw material costs and fuel prices. We remain cautiously optimistic about the balance of 2004."

The Company will webcast its second quarter and first six months of 2004 financial results via a conference call on Monday, August 16, 2004 beginning at 11:00 a.m. Eastern Daylight Time. It will be available at the Company's website www.simmons.com. The webcast will also be available for replay through August 30, 2004.

Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and sang(TM). The Company operates 18 plants across the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(R) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. The forward-looking statements in this press release speak only as of the date of this release. These factors include, but are not limited to: i) the level of competition in the bedding industry; (ii) legal and regulatory requirements; (iii) the success of new products; (iv) our relationships with our major suppliers; (v) fluctuations in costs of raw materials; (vi) our relationship with significant customers and licensees; (vii) our labor relations; (viii) departure of key personnel;
     (ix) encroachments on our intellectual property; (x) product liability claims; (xi) the timing, cost and success of opening new manufacturing facilities; (xii) our level of indebtedness; (xiii) interest rate risks;
     (xiv) future acquisitions; (xv) an increase in return rates; and (xvi) other risks and factors identified from time to time in our and our predecessor's reports filed with the Securities and Exchange Commission, including the Form 10-K for 2003, the Form 10-Q filed for the first quarter of 2004, and the Form 10-Q to be filed for the second quarter of 2004. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.


                                - table follows -

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                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                               QUARTER ENDED                    SIX MONTHS ENDED
                                                          ----------------------------    ----------------------------
                                                           SUCCESSOR      PREDECESSOR       SUCCESSOR     PREDECESSOR
                                                            JUNE 26,        JUNE 28,         JUNE 26,       JUNE 28,
                                                             2004             2003            2004            2003
                                                          ------------    ------------    ------------    ------------
Wholesale net sales                                            187,735         184,001         394,837         356,144
Retail net sales                                                19,198          23,389          44,305          45,650
Eliminations                                                    (5,138)         (8,091)        (14,027)        (15,880)
                                                          ------------    ------------    ------------    ------------
Net sales                                                      201,795         199,299         425,115         385,914
     Cost of products sold (a)                                 110,245         104,738         230,110         202,971
                                                          ------------    ------------    ------------    ------------
Gross profit                                                    91,550          94,561         195,005         182,943

Operating expenses:
     Selling, general and administrative expenses               74,267          84,632         159,528         154,876
     Plant closure charges                                         764              --             764              --
     Amortization of intangibles                                (1,197)             98           2,289             170
     Transaction expenses (b)                                       --              50              --             822
     Licensing fees                                             (2,481)         (2,810)         (5,062)         (5,424)
                                                          ------------    ------------    ------------    ------------
                                                                71,353          81,970         157,519         150,444
                                                          ------------    ------------    ------------    ------------
Operating income                                                20,197          12,591          37,486          32,499
     Interest expense, net                                      10,888           6,792          21,981          14,171
                                                          ------------    ------------    ------------    ------------
Income before income taxes                                $      9,309    $      5,799    $     15,505    $     18,328
                                                          ============    ============    ============    ============

Net income                                                $      5,958    $      3,485    $      9,923    $     10,965
                                                          ============    ============    ============    ============

Adjusted EBITDA                                           $     28,907    $     30,188    $     66,204    $     59,278
                                                          ============    ============    ============    ============
Adjusted EBITDA:
   Net income                                             $      5,958    $      3,485    $      9,923    $     10,965
   Interest expense                                             10,919           6,845          22,056          14,274
   Amortization of intangibles                                  (1,197)             98           2,289             170
   Depreciation and other amortization expense                   4,294           5,542           8,428          11,210
   Income tax expense                                            3,351           2,314           5,582           7,363
                                                          ------------    ------------    ------------    ------------

EBITDA                                                          23,325          18,284          48,278          43,982

   Non-cash stock compensation expense                              --           9,591           3,308          10,421
   Transaction related expenditures, including
     cost of product sold                                           --              --           6,484              --
   Plant opening, closing charges                                4,722              --           6,951              --
   Sleep Country acquisition expenses                               --              50              --             822
   Mattress Gallery transaction expenses                           662              --             662              --
   Management fees and other                                       198           2,263             521           4,053
                                                          ------------    ------------    ------------    ------------

Adjusted EBITDA                                           $     28,907    $     30,188    $     66,204    $     59,278
                                                          ============    ============    ============    ============

See Notes to Condensed Financial Data

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                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)





                                                              JUNE 26,         DECEMBER 27,
                                                               2004                2003*
                                                           ------------        ------------
                                                           (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents                             $     24,377        $      3,670
     Accounts receivable, net                                    76,199              65,868
     Inventories                                                 30,228              31,355
     Other current assets                                        18,362              23,589
     Assets held for sale                                            --               8,564
                                                           ------------        ------------
          Total current assets                                  149,166             133,046
                                                           ------------        ------------

Property, plant and equipment, net                               55,781              53,228
Goodwill, net                                                   492,154             792,230
Intangible assets, net                                          527,626             159,198
Other assets                                                     46,432              45,417
                                                           ------------        ------------
                                                           $  1,271,159        $  1,183,119
                                                           ============        ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Current maturities of long-term debt                  $      1,575        $      9,512
     Accounts payable and accrued liabilities                   106,422              93,904
     Liabilities held for sale                                       --               2,064
                                                           ------------        ------------
          Total current liabilities                             107,997             105,480
                                                           ------------        ------------

Long-term debt                                                  751,001             760,741
Other non-current liabilities                                   166,368              36,621
                                                           ------------        ------------
          Total liabilities                                   1,025,366             902,842
                                                           ------------        ------------
Commitments and contingencies

Stockholder's equity                                            245,793             280,277
                                                           ------------        ------------
                                                           $  1,271,159        $  1,183,119
                                                           ============        ============


See Notes to Condensed Financial Data

*Derived from the Company's 2003 Audited Consolidated Financial Statements.

                    SIMMONS BEDDING COMPANY AND SUBSIDIARIES
                       (NOTES TO CONDENSED FINANCIAL DATA)


a) The Company's capital structure changed significantly as a result of the December 19, 2003 acquisition by THL and the concurrent refinancing of debt. Due to required purchase accounting adjustments relating to the transaction, the consolidated financial and other data for the period subsequent to the acquisition (the "Successor" period) is not comparable to such data for the periods prior to the acquisition (the "Predecessor" periods). The first six months of 2004 results ("Successor" period) include a $6.5 million charge, or 1.5% of net sales, for the step-up of inventory to fair market value, which had the effect of lowering gross profit by such an amount for the period. Additionally, as a result of the new capital structure and related accounting adjustments, amortization of intangibles decreased $1.3 million for the second quarter and increased $2.1 million for the first six months of 2004. Interest expense increased $4.1 million and $7.8 million in the second quarter and first six months of 2004, respectively, compared to the second quarter and first six months of 2003.

b) Reflects non-recurring transaction expenses related to the Simmons acquisition of SC Holdings, Inc. on February 28, 2003.

c) Adjusted EBITDA (as defined in the Senior Credit Facility) differs from the term "EBITDA" as it is commonly used. In addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, adjusted EBITDA also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, ESOP expenses, variable stock compensation expense, transaction expenses, etc. Adjusted EBITDA is presented herein because it is a material component of the covenants contained within our credit agreements. EBITDA does not represent net income or cash flow from operations as those terms are defined by accounting principles generally accepted in the United States of America and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.